Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-156984 and 333-147282

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 11, 2007)

5,740,000 Shares

Common Stock

We are offering 5,740,000 shares of our common stock, par value $0.001 per share.

Our common stock is listed on The NASDAQ Global Market under the symbol “SGEN.” On January 27, 2009, the last reported sales price of our common stock on The NASDAQ Global Market was $10.46 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, each of which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$9.72	$55,792,800
Underwriting discounts and commissions	$0.52	$2,984,800
Proceeds, before expenses, to us	$9.20	$52,808,000

The public offering proceeds, before expenses, to us indicated in the table above do not include any proceeds that we may receive from the sale of our common stock to Baker Brothers Life Sciences, L.P. and its affiliated investment funds as described under the caption “Prospectus supplement summary—About Seattle Genetics, Inc.—Recent developments” on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver shares against payment on or about February 2, 2009.

UBS Investment Bank

The date of this prospectus supplement is January 27, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Information incorporated by reference” and “Where you can find more information.”

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 11, 2007, provides more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference, the information in this prospectus supplement shall control.

All references in this prospectus supplement and the accompanying prospectus to “Seattle Genetics,” “the Company,” “we,” “us,” “our,” or similar references refer to Seattle Genetics, Inc., and its subsidiary, except where the context otherwise requires or as otherwise indicated.

Prospectus supplement summary

After you read the following summary, you should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering. If you invest in our common stock, you are assuming a high degree of risk. See “Risk factors.”

ABOUT SEATTLE GENETICS, INC.

Company overview

Seattle Genetics is a clinical stage biotechnology company focused on the development and commercialization of monoclonal antibody-based therapies for the treatment of cancer and autoimmune disease. We are planning to initiate a pivotal trial of our lead product candidate, SGN-35, during the first quarter of 2009 for patients with relapsed or refractory Hodgkin lymphoma. We have reached agreement with the U.S. Food and Drug Administration, or FDA, on a special protocol assessment, or SPA, for this pivotal trial. SGN-35 is empowered by our proprietary antibody-drug conjugate, or ADC, technology comprising highly potent synthetic drugs and stable linkers for attaching the drugs to monoclonal antibodies. In addition, we have three other product candidates in ongoing clinical trials: dacetuzumab (SGN-40), lintuzumab (SGN-33) and SGN-70. Dacetuzumab is being developed under a worldwide collaboration with Genentech, Inc.

We have collaborations for our ADC technology with a number of leading biotechnology and pharmaceutical companies, including Genentech, Bayer Pharmaceuticals Corporation, CuraGen Corporation, Progenics Pharmaceuticals, Inc., Daiichi Sankyo Co., Ltd. and MedImmune, Inc., a subsidiary of AstraZeneca, Inc., as well as an ADC co-development agreement with Agensys, Inc., a subsidiary of Astellas Pharma, Inc.

We do not currently have any commercial products for sale and, to date, we have generated revenues principally from our collaboration and license agreements. All of our product candidates are still in clinical or preclinical development, and significant further research and development, financial resources and personnel will be required to develop commercially viable products and obtain regulatory approvals.

Product development pipeline

The following table summarizes our product development pipeline:

Product	Description	Commercial Rights	Status

SGN-35	Anti-CD30 ADC	Seattle Genetics

Pivotal single agent trial planned to begin under an SPA with the FDA during the first quarter of 2009 in relapsed or refractory Hodgkin lymphoma, or HL

Phase II single agent trial planned to begin during the first quarter of 2009 in relapsed or refractory anaplastic large cell lymphoma, or ALCL

Phase I single agent weekly dose escalation study ongoing in relapsed or refractory HL and ALCL

Product	Description	Commercial Rights	Status

SGN-40	Anti-CD40 antibody	Genentech (Seattle Genetics has option to co-promote in the United States)

Randomized phase IIb Rituxan®-ICE chemotherapy combination trial ongoing in diffuse large B-cell lymphoma; data expected in 2010

Four phase 1b combination trials ongoing in non-Hodgkin lymphoma and multiple myeloma

SGN-33	Anti-CD33 antibody	Seattle Genetics

Randomized phase IIb low-dose cytarabine combination trial ongoing in acute myeloid leukemia, or AML; data expected in the first half of 2010

Phase Ib single agent trial in AML and myelodysplastic syndromes, or MDS, enrollment completed

Phase I Revlimid combination trial ongoing in MDS

SGN-70	Anti-CD70 antibody	Seattle Genetics	Phase I single agent dose escalation trial ongoing for autoimmune disease

SGN-75	Anti-CD70 ADC	Seattle Genetics	Investigational new drug application, or IND, filing planned in 2009 for cancer

AGS-5 ADC	Anti-AGS-5 ADC	50:50 co-development with Agensys, a subsidiary of Astellas Pharma	Future IND candidate for solid tumors

SGN-19A	Anti-CD19 ADC	Seattle Genetics	Future IND candidate for CD19-positive hematologic malignancies

Recent developments

On January 27, 2009, we entered into a stock purchase agreement with Baker Brothers Life Sciences, L.P., or BBLS, an existing stockholder, pursuant to which BBLS and certain of its affiliated investment funds would purchase an aggregate of 1,178,163 shares of our common stock from us at a purchase price of $9.72 per share in a direct private placement. The sale and issuance of our common stock to BBLS and its affiliated investment funds is subject to stockholder approval and customary closing conditions. We have agreed to use commercially reasonable efforts to obtain stockholder approval for the sale and issuance of our common stock pursuant to the stock purchase agreement by June 1, 2009, and if we do not receive such approval, the stock purchase agreement will be terminated and the sale and issuance of these shares will not be consummated. Felix Baker, Ph.D., one of our directors, is a Managing Member of Baker Brothers Life Sciences Capital (GP), LLC, the general partner of BBLS’s general partner. We have filed this stock purchase agreement as an exhibit to a Current Report on Form 8-K.

Corporate information

We were incorporated in Delaware on July 15, 1997. Our principal executive offices are located at 21823 30th Drive SE, Bothell, Washington 98021. Our telephone number is (425) 527-4000. Our website is www.seattlegenetics.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Seattle Genetics® and are our registered trademarks in the United States. All other trademarks, tradenames and service marks included or incorporated by reference in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

The offering

Common stock offered by Seattle Genetics	5,740,000 shares

Common stock to be outstanding immediately after this public offering	85,511,648 shares

Use of proceeds	For research and development, including clinical trials and manufacturing campaigns for our proprietary product candidates, general corporate purposes, including working capital, and potential acquisitions of or investments in complementary businesses, technologies, product candidates or other intellectual property. See “Use of proceeds” on page S-8.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk factors” on page S-6.

NASDAQ Global Market symbol	SGEN

The number of shares of our common stock to be outstanding immediately after this offering is based on 79,771,648 shares outstanding as of September 30, 2008 and excludes:

➢

an aggregate of 1,178,163 shares of our common stock that we have agreed to issue and sell to Baker Brothers Life Sciences, L.P. and its affiliated investment funds as described under the caption “Prospectus supplement summary—About Seattle Genetics, Inc.—Recent developments” on page S-3 of this prospectus supplement;

➢	9,072,002 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2008, having a weighted-average exercise price of approximately $8.04 per share;

➢	1,925,000 shares of our common stock subject to warrants outstanding as of September 30, 2008, having an exercise price of $6.25 per share;

➢	an aggregate of 3,153,052 shares of common stock reserved for future issuance under our 2007 Equity Incentive Plan and our 2000 Directors’ Stock Option Plan as of September 30, 2008; and

➢	348,085 shares of common stock reserved for future issuance under our 2000 Employee Stock Purchase Plan as of September 30, 2008.

Risk factors

Investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Special note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “might,” “predict,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

➢	the development of our product candidates;

➢	the success and timing of our preclinical studies and clinical trials, and the commencement of future clinical trials;

➢	the submission and timing of applications for regulatory approvals;

➢	the establishment and development of collaborative partnerships;

➢	our ability to identify new potential product candidates;

➢	our ability to achieve commercial acceptance of our product candidates if approved for commercial sale;

➢	our ability to scale-up our manufacturing capabilities and facilities;

➢	the use of proceeds from this offering;

➢	our projected capital expenditures; and

➢	our liquidity.

Any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus supplement and the accompanying prospectus will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

Special note regarding forward-looking statements

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We advise you to consult the cautionary discussion of risks and uncertainties under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Use of proceeds

We estimate that the net proceeds to us from this public offering will be approximately $52.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We may also receive, subject to the receipt of stockholder approval and the satisfaction of customary closing conditions, additional gross proceeds of approximately $11.5 million assuming the consummation of the sale and issuance of an aggregate of 1,178,163 shares of our common stock to Baker Brothers Life Sciences, L.P., or BBLS, and its affiliated investment funds as described under the caption “Prospectus supplement summary—About Seattle Genetics, Inc.—Recent developments” on page S-3 of this prospectus supplement.

We intend to use the net proceeds from this public offering to fund our research and development efforts, including clinical trials and manufacturing campaigns for our proprietary product candidates, and for general corporate purposes, including working capital. We may also use a portion of the net proceeds from this public offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. We currently intend to use the net proceeds from the sale and issuance of shares of our common stock to BBLS and its affiliated investment funds for the same purposes.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short and long-term interest bearing instruments.

Dilution

Our net tangible book value as of September 30, 2008 was approximately $105.8 million, or $1.33 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2008. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after this public offering. After giving effect to our sale of 5,740,000 shares of our common stock in this public offering at the price per share paid by purchasers in this public offering of $9.72 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2008 would have been approximately $158.4 million, or $1.85 per share. This represents an immediate increase in net tangible book value of $0.52 per share to existing stockholders and immediate dilution in net tangible book value of $7.87 per share to new investors purchasing our common stock in this public offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$9.72
Net tangible book value per share as of September 30, 2008	$1.33
Increase per share attributable to new investors	0.52

As adjusted net tangible book value per share after this public offering		1.85

Dilution per share to new investors		$7.87

The above discussion and table are based on 79,771,648 shares of common stock issued and outstanding as of September 30, 2008 and excludes:

➢

an aggregate of 1,178,163 shares of our common stock that we have agreed to issue and sell to Baker Brothers Life Sciences, L.P. and its affiliated investment funds as described under the caption “Prospectus supplement summary—About Seattle Genetics, Inc.—Recent developments” on page S-3 of this prospectus supplement;

➢	9,072,002 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2008, having a weighted-average exercise price of approximately $8.04 per share;

➢	1,925,000 shares of our common stock subject to warrants outstanding as of September 30, 2008, having an exercise price of $6.25 per share;

➢	an aggregate of 3,153,052 shares of common stock reserved for future issuance under our 2007 Equity Incentive Plan and our 2000 Directors’ Stock Option Plan as of September 30, 2008; and

➢	348,085 shares of common stock reserved for future issuance under our 2000 Employee Stock Purchase Plan as of September 30, 2008.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Underwriting

We are offering the shares of our common stock described in this prospectus supplement and the accompanying prospectus through UBS Securities LLC, the sole underwriter for this offering. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase all of the 5,740,000 shares of common stock being offered.

The underwriting agreement provides that the underwriter must buy all of the shares if it buys any of them.

Our common stock is offered subject to a number of conditions, including:

➢	receipt and acceptance of our common stock by the underwriter; and

➢	the underwriter’s right to reject orders in whole or in part.

In connection with this offering, the underwriter or securities dealers may distribute prospectuses electronically. Sales of shares made outside the United States may be made by affiliates of the underwriter.

COMMISSIONS AND DISCOUNTS

Shares sold by the underwriter to the public will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. If all the shares are not sold at the public offering price, the underwriter may change the public offering price and the other selling terms.

Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the shares at the prices and upon the terms stated therein and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $225,000.

NO SALES OF SIMILAR SECURITIES

We and our current executive officers and directors and certain of our stockholders have entered into lock-up agreements with the underwriter. Under these agreements, we and each of these persons may not, without the prior written approval of UBS Securities LLC, subject to limited exceptions, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock. In our case, these limited exceptions include certain permitted transfers with respect to equity compensation arrangements and the sale of shares of our common stock to Baker Brothers Life Sciences, L.P. and its affiliated investment funds as described under the caption “Prospectus supplement summary—About Seattle Genetics, Inc.—Recent developments” on page S-3 of this prospectus supplement. These restrictions will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, UBS Securities LLC may, in its sole discretion, release some or all of the securities from these lock-up agreements.

Underwriting

Notwithstanding the above, if certain conditions are not met, then if: (a) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

INDEMNIFICATION AND CONTRIBUTION

We have agreed to indemnify the underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriter and its controlling persons may be required to make in respect of those liabilities.

NASDAQ GLOBAL MARKET LISTING

Our common stock is listed on the NASDAQ Global Market under the symbol “SGEN.”

PRICE STABILIZATION, SHORT POSITIONS, PASSIVE MARKET MAKING

In connection with this offering, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

➢	stabilizing transactions;

➢	short sales;

➢	purchases to cover positions created by short sales;

➢	syndicate covering transactions; and

➢	passive market making.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our shares of common stock while this offering is in progress. These transactions may also include making short sales of our shares, which involves the sale by the underwriter of a greater number of shares of our common stock than it is required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales.

The underwriters must close out any short position by purchasing securities in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of our shares of common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. The underwriter may carry out these transactions on the NASDAQ Global Market, in the over-the-counter market or otherwise.

Underwriting

In addition, in connection with this offering, the underwriter (and selling group members) may engage in passive market making transactions in our common stock on the NASDAQ Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

AFFILIATIONS

UBS Securities LLC and its affiliates have provided and may provide certain commercial banking, financial advisory or investment banking services for us for which they receive fees. UBS Securities LLC and its affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

Notice to investors

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, the shares may not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, the shares may be offered to the public in that Relevant Member State at any time:

➢	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

➢

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

➢	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression “offered to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out below.

UNITED KINGDOM

The shares may not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses and in compliance with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, with respect to anything done in relation to the shares, in, from or otherwise involving the United Kingdom. In addition, each underwriter may only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement may only be directed at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order

Notice to investors

2005. Without limitation to the other restrictions referred to herein, investment or investment activity to which this prospectus supplement relates may be made available only to, and may be engaged only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) or (3) above).

FRANCE

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the shares that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; Shares may not be offered or sold, directly or indirectly, to the public in France except to permitted investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in Article 1 of Decree N7 2004-1019 of September 28, 2004 and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Article L. 411-2 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus supplement or any other materials related to the offer or information contained therein relating to the shares has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any common stock acquired by any Permitted Investors may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code Monétaire et Financier and applicable regulations thereunder.

ITALY

The offering of the shares has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the CONSOB) pursuant to Italian securities legislation and, accordingly, the shares may not be offered, sold or delivered, nor may copies of this prospectus supplement or any other documents relating to the shares or the offering be distributed in Italy other than to professional investors (operatori qualificati), as defined in Article 31, paragraph 2 of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or Regulation No. 11522.

Any offer, sale or delivery of the shares or distribution of copies of this prospectus supplement or any other document relating to the shares or the offering in Italy may only be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, may only be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended, or the Italian Banking Law, Legislative Decree No. 58 of February 24, 1998, as amended, Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing shares in the offering is solely responsible for ensuring that any offer or resale of shares it purchased in the offering occurs in compliance with applicable laws and regulations.

Notice to investors

This prospectus supplement and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third party resident located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospective Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading “European Economic Area” above shall apply to Italy.

GERMANY

Shares may not be offered or sold or publicly promoted or advertised by any underwriter in the Federal Republic of Germany other than in compliance with the provisions of the German Securities Prospectus Act (Wertpapierprospektgestz—WpPG) of June 22, 2005, as amended, or of any other laws applicable in the Federal Republic of Germany governing the issue, offering and sale of securities.

SPAIN

Neither the shares nor this prospectus supplement have been approved or registered in the administrative registries of the Spanish National Securities Exchange Commission (Comisión Nacional del Mercado de Valores). Accordingly, the shares may not be offered in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of articles 30bis of the Spanish Securities Markets Law of 28 July 1988 (Ley 24/1988, de 28 de Julio, del Mercado de Valores), as amended and restated, and supplemental rules enacted thereunder.

SWEDEN

This is not a prospectus under, and has not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act (lagen (1991:980) om handel med finasiella instrument) nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved, or registered this document.

SWITZERLAND

The shares may not be publicly offered, distributed or re-distributed on a professional basis in or from Switzerland and neither this prospectus supplement nor any other solicitation for investments in the shares may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations or of Article 2 of the Federal Act on Investment Funds of March 18, 1994. This prospectus supplement may not be copied, reproduced, distributed or passed on to others without the underwriters’ prior written consent. This prospectus supplement is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss Exchange and may not comply with the information standards required thereunder. The shares will not be listed on any Swiss stock exchange or other Swiss regulated market and this prospectus supplement

Notice to investors

may not comply with the information required under the relevant listing rules. The shares offered hereby have not been registered with the Swiss Federal Banking Commission and have not been authorized under the Federal Act on Investment Funds of March 18, 1994. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on Investment Funds of March 18, 1994 does not extend to acquirers of the shares.

Legal matters

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley Godward Kronish LLP, Seattle, Washington. As of the date of this prospectus supplement, certain partners and associates of Cooley Godward Kronish LLP own an aggregate of approximately 7,996 shares of our common stock. Sonya F. Erickson, a partner of Cooley Godward Kronish LLP, serves as our Assistant Secretary. Dewey & LeBoeuf LLP, New York, New York, is counsel for the underwriter in connection with this offering.

Experts

The financial statements and management’s assessment of the effectiveness of our internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this prospectus supplement from the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

This prospectus supplement and the accompanying prospectus are part of the registration statements on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended, and do not contain all the information set forth in the registration statements. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statements or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Information incorporated by reference

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the prospectus supplement and before the sale of all the securities covered by this prospectus supplement (Commission File No. 0-32405):

➢	our Annual Report on Form 10-K for the year ended December 31, 2007;

➢

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 16, 2008;

➢	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

➢

our Current Reports on Form 8-K filed with the SEC on January 18, 2008, February 4, 2008, April 18, 2008, May 21, 2008, July 3, 2008, July 8, 2008, January 21, 2009, January 26, 2009 and January 27, 2009 (other than the portions of these reports furnished but not filed pursuant to Commission rules and the exhibits filed on such form that relate to such portions); and

➢

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 28, 2001, including any amendments or reports filed for the purpose of updating such description.

Information incorporated by reference

You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (425) 527-4000 or writing us at:

Investor Relations

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, WA 98021

PROSPECTUS

$150,000,000

COMMON STOCK

Seattle Genetics, Inc. may offer shares of its common stock, $0.001 par value per share, from time to time. We will specify in an accompanying prospectus supplement the terms of any offering. Our common stock is traded on the Nasdaq Global Market under the trading symbol “SGEN.” On November 8, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $10.97 per share. The common stock offered by this prospectus will have an aggregate public offering price of up to $150,000,000.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

The common stock offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” in our annual report for the year ended December 31, 2006 and our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2007, both as filed with the Securities and Exchange Commission and the section entitled “Risk Factors” on page 4, as well as any amendment or update thereto reflected in subsequent filings with the Securities and Exchange Commission, including any prospectus supplement.

This prospectus may not be used to offer or sell any of our common stock unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2007.

SEATTLE GENETICS, INC.

We are a biotechnology company developing monoclonal antibody-based therapies for the treatment of cancer and autoimmune diseases. Our business strategy is focused on advancing our portfolio of product candidates in diseases with unmet medical need and significant market potential. We currently have four product candidates in ongoing clinical trials, SGN-40, SGN-33, SGN-35 and SGN-30. In addition, we have three other lead preclinical product candidates, SGN-70, SGN-75 and an anti-CD19 antibody-drug conjugate. Our pipeline of product candidates is based upon two technologies: genetically engineered monoclonal antibodies and monoclonal antibody-drug conjugates (ADCs). These technologies enable us to develop monoclonal antibodies that can kill target cells on their own as well as to increase the potency of monoclonal antibodies by linking them to a cell-killing payload to form an ADC.

In addition to our internal pipeline of product candidates, we have ADC collaborations with leading biotechnology and pharmaceutical companies, including Genentech, Bayer, CuraGen, Progenics, MedImmune and PDL BioPharma, as well as an ADC co-development agreement with Agensys. We also have internal research and in-licensing programs for novel antigens and new monoclonal antibodies to provide future opportunities for pipeline growth.

We were incorporated in Delaware on July 15, 1997. Our principal executive offices are located at 21823 30th Drive SE, Bothell, WA 98021. Our telephone number is (425) 527-4000. Our web site is www.seattlegenetics.com. Information contained on our web site does not constitute a part of this prospectus. Unless the context requires otherwise, in this prospectus the terms “Seattle Genetics,” “we,” “us” and “our” refer to Seattle Genetics, Inc. and the Seattle Genetics, Inc. logo and all other Seattle Genetics names are trademarks of Seattle Genetics, Inc. This prospectus also includes trademarks, trade names and service marks of other companies. Use by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, these other parties and such names or marks are the property of their respective holders.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell common stock described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the section entitled “Risk Factors” contained in our most recent quarterly report on Form 10-Q filed with the SEC, which is incorporated herein by reference in its entirety, as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of the factors set forth in that section or in this prospectus or any prospectus supplement could adversely affect our business, operating results and financial condition, and could adversely affect the value of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are included or incorporated or deemed to be incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “might,” “predict,” “should,” “will” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

•	the development of our product candidates;

•	the establishment and development of collaborative partnerships;

•	our ability to identify new potential product candidates;

•	our ability to achieve commercial acceptance of our product candidates;

•	our ability to scale-up our manufacturing capabilities and facilities;

•	the use of proceeds from this offering;

•	our projected capital expenditures; and

•	our liquidity.

Any or all of our forward-looking statements in this prospectus and in the documents incorporated or deemed to be incorporated by reference in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We advise you to consult the cautionary discussion of risks and uncertainties under “Risk Factors” contained in our most recent quarterly report on Form 10-Q and any section entitled “Risk Factors” in any prospectus supplement. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for clinical and preclinical development and manufacturing of existing product candidates, discovery and development of additional product opportunities, capital expenditures and working capital and other general corporate purposes. Although we currently have no plans to acquire any complementary businesses, our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, of which 1,640,000 shares have been designated Series A convertible preferred stock. The following summary of the provisions of the common stock and preferred stock is not complete and may not contain all the information you should consider before investing in our common stock. You should read carefully our certificate of incorporation and bylaws.

Common Stock

As of November 8, 2007, there were 67,363,517 shares of common stock outstanding, held of record by approximately 123 stockholders. The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our Board of Directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued under this prospectus will be fully paid and nonassessable.

Preferred Stock

Of the 5,000,000 shares of preferred stock authorized, we have designated 1,640,000 shares as Series A convertible preferred stock, all of which have been previously issued and converted to common stock. Pursuant to our certificate of incorporation, our Board of Directors has the authority, without further action by the stockholders, to issue the remaining 3,360,000 shares of preferred stock in one or more series. Our Board of Directors also has the authority to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Seattle Genetics without further action by the stockholders and may have the effect of delaying or preventing changes in management of Seattle Genetics. In addition, the issuance of preferred stock may decrease the market price of the common stock.

Warrants

We issued warrants to purchase 2,050,000 shares of common stock in connection with the issuance and sale of our Series A convertible preferred stock to the purchasers of the Series A convertible preferred stock in May

2003, of which 1,925,000 remain outstanding. Each warrant is exercisable for a number of shares that represents 12.5% of the common stock into which the Series A convertible preferred stock purchased by each Series A investor was initially convertible. The per share exercise price of the common stock warrant is $6.25. The warrants are exercisable in whole or in part at any time on or before December 31, 2011, and expire if not exercised prior to such time. The warrants provide for a cashless exercise by the warrant holder if available. The warrant exercise price and the number of shares subject to the warrants are subject to adjustment in certain events including: stock subdivisions, combinations, splits, stock dividends, capital reorganizations, or capital reclassifications of our common stock. The preceding summary is qualified in its entirety by reference to the terms and provisions of the form of Warrant attached as an exhibit to our current report on Form 8-K filed with the SEC on May 15, 2003.

Registration Rights

Pursuant to the Investor Rights Agreement entered into in connection with the issuance and sale of our Series A convertible preferred stock dated July 8, 2003, certain holders of our common stock are entitled to registration rights under the Securities Act with respect to their shares of common stock, as applicable, if we propose to register any of our common stock. Such holders are entitled to notice of the registration and to include shares of their common stock in the registration at our expense. In addition, such holders are entitled to require us to file a registration statement under the Securities Act at our expense. Furthermore, such holders may require us to file additional registration statements on Form S-3 at our expense. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right to decline to affect such a registration if the anticipated aggregate offering price in such registration is below a minimum amount.

Anti-takeover Effects of Provisions of Delaware Law, Washington Law and Our Charter Documents

Charter Documents

As noted above, our Board of Directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Seattle Genetics without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

Our certificate of incorporation provides for our Board of Directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock outstanding are able to elect the directors.

Our certificate of incorporation also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing and that the stockholders may amend our bylaws or adopt new bylaws, only by the affirmative vote of 66 2/3rds percent of the outstanding voting securities. A special meeting of the stockholders may be called by our Chairman, our Chief Executive Officer, or a resolution adopted by a majority of the total number of authorized directors or stockholders owning 10% or more of our outstanding voting capital stock. These provisions may have the effect of delaying, deferring or preventing a change in control and may also delay or prevent changes in management of Seattle Genetics, which could have an adverse effect on the market price of our stock.

These and other provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Chapter 23B.19 of the Washington Business Corporation Act

We are also subject to the provisions of Chapter 23B.19 of the Washington Business Corporation Act that imposes restrictions on certain transactions between a corporation and certain significant stockholders. The Washington Business Corporation Act generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s Board of Directors prior to the time of the acquisition or at or subsequent to the acquiring person’s share acquisition time, such significant business transaction is approved by a majority of the members of the target corporation’s Board of Directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting shares, except for shares beneficially owned by or under the voting control of the acquiring person. Such prohibited transactions include, among other things,

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. This provision may have the effect of delaying, deterring or preventing a change in control of Seattle Genetics.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Its address is P.O. Box 3316, South Hackensack, NJ 07606 and its telephone number is (800) 522-6645.

Nasdaq Global Market Listing

Our common stock is quoted on the Nasdaq Global Market under the symbol “SGEN.”

PLAN OF DISTRIBUTION

We may sell our common stock through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement or supplements will describe the terms of the offering of the common stock, including:

•	the name or names of any underwriters, if any;

•	the purchase price of our common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Heller Ehrman LLP, Seattle, Washington.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov.

Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference into the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than reports or portions of reports furnished but not filed pursuant to SEC rules), until we complete our offering of the securities:

•	our annual report on Form 10-K for the year ended December 31, 2006 (other than those portions of the report furnished but not filed pursuant to SEC rules);

•	our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007;

•

our current reports on Form 8-K filed on January 8, 2007, January 24, 2007, February 6, 2007, April 24, 2007, June 1, 2007, June 14, 2007, July 25, 2007 and October 23, 2007 (other than reports or portions of reports furnished but not filed pursuant to SEC rules);

•	the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on February 28, 2001, as amended.

Documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge. You may obtain documents incorporated by reference by requesting them in writing from Seattle Genetics, Inc., 21823 30th Drive SE, Bothell, Washington 98021, Attention: Investor Relations Department, or by calling (425) 527-4000.